Exhibit 10(i)

AMENDMENT NO. 2 TO THE CBS BONUS DEFERRAL PLAN FOR DESIGNATED SENIOR EXECUTIVES

PART B – AMENDMENT AND RESTATEMENT AS OF JANUARY 1, 2009 (THE “PLAN”)

Except as otherwise noted herein, the following amendments shall be effective as of January 1, 2009.

1.             Section 1.3 of the Plan is hereby amended to delete the last sentence and to insert in place thereof the following:

“Elections as to the time and form of payment made by a Reporting Employee (or an employee whose securities may be attributable to a Reporting Employee) under the CBS Bonus Deferral Plan prior to the date his account is transferred to this Plan shall remain in full force and effect following the transfer.”

2.             Section 2.4 of the Plan is hereby amended to insert the phrase “(or annual component of a cash bonus plan)” immediately following the phrase “annual cash bonus plan”.

3.             Section 4.1 of the Plan is hereby amended to delete the phrase “deferred by a Participant and vested for purposes of Code Section 409A” and to insert in place thereof the word “Deferred”.

4.             Section 4.2(a) of the Plan is hereby amended to delete such section in its entirety and to insert in place thereof the following:

“(a)                        Amounts, if any, in a Participant’s Post-2004 Subaccount will be credited through December 31st of the calendar year in which the Participant experiences a Separation from Service with an amount equal to the amount which would have been earned had such amounts been invested in the same Investment Options and in the same proportion as the Participant may elect, from time to time, to have his contributions invested under the CBS 401(k) Plan (other than the Self-Directed Account).”

5.             Section 6 of the Plan is hereby amended to delete the phrase “, whether or not the Participant demonstrates that an Unforeseeable Emergency exists,” in the penultimate sentence thereof and to replace it with the phrase “, even if the Participant demonstrates that an Unforeseeable Emergency exists,”.